Exhibit 99.1

RETENTION AGREEMENT

THIS RETENTION AGREEMENT (this “Agreement”) is made and entered into as of June 25, 2008, by and between Financial Industries Corporation, a Texas corporation (hereinafter, together with its successors, referred to as the “Company”), on the one hand, and Michael P. Hydanus (hereinafter referred to as the “Executive”), on the other hand.

W I T N E S S E T H :

WHEREAS, the Executive currently serves as the Executive Vice President & Chief Operating Officer of the Company; and

WHEREAS, the Executive and the Company are parties to that certain letter agreement, dated as of April 15, 2005, regarding certain payments to be made to the Executive in connection with a change of control of the Company (the “Change of Control Agreement ”); and

WHEREAS, the Company is party to that certain Agreement and Plan of Merger (the “Merger Agreement ”), dated as of January 14, 2008 and amended as of February 20, 2008, between the Company and Americo Life, Inc. (“ Americo ”), pursuant to which, on the terms and subject to the conditions set forth in the Merger Agreement, the Company will be merged with an indirect subsidiary of Americo, with the Company surviving as an indirect, wholly-owned subsidiary of Americo (the “ Merger ”);

WHEREAS, the parties hereto desire to set forth in writing the terms and conditions of Executive’s continued engagement as the Company’s Executive Vice President & Chief Operating Officer and to supersede and terminate that certain letter agreement, dated as of April 15, 2005, as set forth herein; and

WHEREAS, the parties further desire to structure the change of control payment to be made hereunder to conform to the requirements of Section 409A of the Internal Revenue Code and final Regulations promulgated thereunder;

NOW THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.               Definitions.  In addition to the terms set forth throughout this Agreement, the following capitalized terms shall have the respective meanings set forth below:

“Accrued Benefits” means (a) all unpaid base compensation earned or accrued through the date the Executive’s engagement is terminated and (b) reimbursement for any and all unreimbursed reasonable and necessary expenses incurred by the Executive through the date the Executive’s engagement is terminated.

“Act” shall mean the Securities Exchange Act of 1934, as amended.

“Affiliate” shall have the meaning given such term in Rule 12b-2 of the Act.

“Board” shall mean the board of directors of the Company.

“Cause” shall mean any of the following: (a) the Executive’s conviction of a crime involving dishonesty, fraud, breach of trust or violation of the rights of employees, (b) the Executive’s willful engagement in any misconduct in the performance of his duties that, in the opinion of the Company, could materially injure the Company, (c) the Executive’s performance of any act that, if known to customers, agents, employees or stockholders of the Company, could, in the opinion of the Company, materially injure the Company or (d) the Executive’s continued willful and substantial nonperformance of assigned duties for at least ten days after he receives notice from the Company of such nonperformance and of the Company’s intention to terminate his engagement because of such nonperformance.

“Confidential Information” shall mean trade secrets, confidential or proprietary information, and all other information, documents or materials, owned, developed or possessed by the Company or any of its Affiliates, or their respective predecessors and successors, whether in tangible or intangible form, that is not generally known to the public.  Confidential Information includes, but is not limited to, (a) financial information, (b) product and service plans, costs, prices, profits and sales, (c) business ideas, recommendations and strategies, (d) marketing plans and studies, (e) projections, forecasts and budgets, (f) computer access codes, computer programs and data bases (and the documentation and information contained therein), (g) know-how, technologies, concepts and designs, (h) research and development efforts and projects, (i) records, (j) existing or prospective client, customer, vendor and supplier information (including, but not limited to, contracts, identities, needs, transaction histories, volumes, characteristics, agreements, prices, spending, preferences and habits), (k) training manuals and similar materials, (l) skills, responsibilities, compensation and personnel files of the employees, officers, directors and independent contractors of the Company and its Affiliates and (m) competitive analyses.

“Investors Life” means Investors Life Insurance Company of North America, a wholly-owned subsidiary of the Company.

“Person” shall mean any individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Act).

 “Unauthorized” shall mean: (a) in contravention of the Company’s policies or procedures; (b) otherwise inconsistent with the Company’s measures to protect its interests in any Confidential Information; (c) in contravention of any lawful instruction or directive, either written or oral, of the Board; or (d) in contravention of any duty existing under law or contract.

Section 2.              Term of Engagement.  Unless earlier terminated in accordance with the terms of this Agreement, (a) the Executive’s engagement period shall commence on the date hereof and shall end on August 29, 2008 (the “Engagement Period”).

Section 3.               Duties.

(a)            During the Engagement Period, the Executive (i) shall serve as Executive Vice President & Chief Operating Officer of the Company, (ii) shall report directly Chief Executive Officer of FIC until the merger has completed and then to the President of Americo, William Marden, (iii) shall have such authority and responsibility to perform such duties consistent with and reasonably related to his position as Executive Vice President & Chief Operating Officer as may be assigned to him from time to time by the Chief Executive Officer and (iv) subject to  Section 3(c) , shall devote his commercially reasonable best efforts and time, attention, knowledge and skill to the operation of the business and affairs of the Company.

(b)           The Executive will devote his full business time to his responsibilities as Executive Vice President & Chief Operating Officer of the Company and shall not serve as an employee of any Person other than the Company.

Section 4.               Compensation.  In consideration of the services provided by the Executive to the Company during the Engagement Period, the Executive shall be compensated as follows:

(a)            Compensation:  The Executive shall receive, at such intervals as are consistent with the Company’s customary payroll policies as may be in effect from time to time, an annual salary (prorated for any partial year) equal to $237,109.47.

(b)            Employee Benefits:  During the entire engagement period, the employee shall continue to be eligible for health, dental and vision group insurance benefits under the company’s employee benefit plans.

(c)            Expenses.  The Executive shall be reimbursed, at such intervals and in accordance with such Company policies as may be in effect from time to time, for any and all reasonable and necessary business expenses incurred by him for the benefit of the Company during the Engagement Period.

Section 5.             Termination of Engagement.  The Company and the Executive shall have the right to terminate the engagement of the Executive as set forth in this Section 5.

(a)           Termination by the Company for Cause.  The Company may immediately terminate the Executive’s engagement for Cause by giving the Executive written or oral notice of such termination.  Upon termination for Cause, the Executive shall receive only the Accrued Benefits as of the date of termination and thereafter no other payments shall be owed by the Company to the Executive.

(b)           Termination by the Company without Cause.  The Company may terminate the Executive’s engagement under this Agreement immediately without any Cause or notice whatsoever.  Upon termination without Cause, the Executive shall receive the Accrued Benefits as of the date of termination and, a Change of Control Payment if and when it becomes payable pursuant to Section 5(d).

(c)           Termination by the Executive.  The Executive may terminate his engagement with the Company immediately upon notice to the Company.  In the event of termination by the Executive under this Section 5(c) , the Executive shall be entitled to his Accrued Benefits as of the date of termination and thereafter no other payments shall be owed by the Company to the Executive.

(d)           Change of Control Payment.  On 8/29/2008, the Executive will remain entitled to receive the Change of Control Payment in accordance with  that certain letter agreement, dated as of April 15, 2005 (the “Letter Agreement”), in the amount of $474,219, but payable as set forth in this Section 5(d), provided that (i) the Executive’s engagement was not terminated for Cause under Section 5(a)  hereof and (ii) the Executive fully performed all services reasonably requested by the Company pursuant to  Section 3  and did not terminate his engagement with the Company prior to the end of the Engagement Period.  In the event the Merger is not consummated, the Executive is not entitled to this Change of Control Payment.  In accordance with IRS Notice 2007-78 and final Regulations promulgated under Code Section 409A, the amount payable under this Section 5(d) ($474,219) shall be paid as follows:

(i)           $79,036.50 on August 29, 2008;

(ii)         $59,277.38 on March 1, 2009; and

(iii)        Monthly installments of $19,759.13 commencing April 1, 2009 and continuing through final payment on August 1, 2010.

Section 6.               Non-Solicitation, Confidentiality, Discoveries and Works.

(a)            Non-Solicitation.  During the Engagement Period and for a period of twelve (12) months following the termination of such engagement, the Executive agrees that the Executive will not, either on the Executive’s own   behalf or on behalf of any other Person (other than for the benefit of the Company), directly or indirectly, solicit: (1) a customer or client of the Company during Executive's employment with the Company; and (2) solicit or encourage any person who is then an employee or contractor of the Company or who was an employee or contractor of the Company within the last six (6) months of the Executive’s engagement with the Company, to leave the Company, cease working for or providing services to the Company or discontinue doing business with the Company.  “Help wanted” and similar general solicitations not targeted at the Company’s employees shall not be deemed to violate the foregoing prohibition.

(b)            Confidentiality.

(i)           During the Engagement Period and for all time following the termination, for any reason, of such engagement, the Executive shall hold all Confidential Information in a fiduciary capacity and agrees not to take any action, which would constitute or facilitate the unauthorized use or disclosure of Confidential Information.

(ii)          As of the date of termination, for any reason, of the Executive’s engagement with the Company, the Executive agrees to deliver to the Company all property and materials within the Executive’s possession or control which belong to the Company or which contain Confidential Information.

(iii)         In the event that the Executive is requested by any governmental or judicial authority to disclose any Confidential Information, the Executive shall (to the extent that it is lawful and practicable to do so) give the Company prompt notice of such request (including, by giving the Company a copy of such request if it is in writing), such that the Company may seek a protective order or other appropriate relief, and in any such proceeding the Executive shall disclose only so much of the Confidential Information as is required to be disclosed.

(c)            Discoveries and Works.  All discoveries and works made or conceived by the Executive during and in the course of his engagement by the Company, jointly or with others, that relate to the Company’s activities shall be owned by the Company.  The terms “discoveries and works” include, by way of example, products, inventions, computer programs (including documentation of such programs), technical improvements, processes, drawings, and works of authorship, including all educational and sales materials or other publications which relate to Company’s current business.  The Executive shall promptly notify and make full disclosure to, and execute and deliver any documents requested by, the Company to evidence or better assure title to such discoveries and works by the Company, assist the Company in obtaining or maintaining for itself at its own expense United States and foreign patents, copyrights, trade secret protection and other protection of any and all such discoveries and works, and promptly execute, whether during his engagement or thereafter, all applications or other endorsements necessary or appropriate to maintain trademarks, patents and other rights for the Company and to protect its title thereto.

(d)            Representations, Warranties and Acknowledgements.  The Executive acknowledges that: (i) but for the agreements contained in this  Section 6 , the Company would not enter into this Agreement; (ii) the Company considers Confidential Information to be commercially and competitively valuable to the Company and critical to its success; (iii) Unauthorized use or disclosure of Confidential Information could cause irreparable harm to the Company; and (iv) by this Agreement, the Company is taking reasonable steps to protect its legitimate interests in its Confidential Information.

(e)            Remedies.  In the event of breach or threatened breach by the Executive of any provision of this Section 6 , the Company shall be entitled to seek (i) temporary, preliminary and permanent injunctive relief, in each case without the posting of any bond or other security, (ii) damages and an equitable accounting of all earnings, profits and other benefits arising from such breach, or threatened breach and (iii) any other legal and equitable relief to which it may be entitled, including any and all monetary damages which the Company may incur as a result of said breach or threatened breach.  The Company shall be entitled to seek temporary and preliminary injunctive relief from a court of competent jurisdiction.  The Company may pursue any remedy available, including declaratory relief, concurrently or consecutively, in any order, and the pursuit of one such remedy at any time will not be deemed an election of remedies or waiver of the right to pursue any other remedy.

Section 7.               Attorney’s Fees and Costs.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

Section 8.              Severability and Limitation.  All agreements and covenants contained herein are severable and, in the event any of them shall be held to be invalid by any competent court, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.  Should any court or other legally constituted authority determine that for any such agreement or covenant to be effective that it must be modified to limit its duration or scope, the parties hereto shall consider such agreement or covenant to be amended or modified with respect to duration and scope so as to comply with the orders of any such court or other legally constituted authority or to be enforceable under the laws of the State of Texas, and all other portions of such agreement or covenants shall remain in full force and effect as originally written.  If this agreement and its covenants contained herein are materially severed, limited, or held to be invalid, in part or in its entirety, by any competent court or if the merger between Americo and Financial Industries Corporation is not consummated, that certain letter agreement dated April 15, 2005 containing a specific Change of Control payment, which is superseded and terminated by this agreement, shall once again become immediately effective in its entirety and shall supersede and terminate this agreement in its entirety.

Section 9.              Assignment; Successors.  The Company may assign its rights under this Agreement to any successor to all or substantially all the assets of the Company, by merger or otherwise.  The rights of the Executive under this Agreement, except as provided in the last sentence of this Section 9, may not be assigned or encumbered by the Executive, voluntarily or involuntarily, during his lifetime, and any such purported assignment shall be void ab initio.  However, all rights of the Executive under this Agreement shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, estates, executors, administrators, heirs and beneficiaries.

Section 10.            Third Parties.  Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person other than the parties hereto and their successors and permitted assigns any rights or remedies under or by reason of this Agreement.

Section 11.            Amendment.  Except as otherwise provided in Section 8, this Agreement may not be amended or modified at any time except by a written agreement approved and executed by the Company and the Executive.  Any attempted amendment or modification without such approval and execution shall be null and void ab initio and of no effect.

Section 12.            Withholding.  The Company shall be entitled to withhold from any amounts to be paid to the Executive hereunder any federal, state, local, or foreign withholding or other taxes or charges that it is from time to time required to withhold.

Section 13.            Governing Law.  This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Texas, without regard to principles of conflicts of law of Texas or any other jurisdiction.

Section 14.            Notice.  Notices given pursuant to this Agreement shall be in writing and will be effective (a) upon delivery, if delivered personally, (b) three days after depositing in the United Stated mail, if mailed by registered or certified mail, return receipt requested, postage prepaid, (c) the next business day, if sent via a reputable, established courier service that guarantees next business day delivery or (d) upon transmission of the telecopy in complete, readable form, if sent via telecopier followed within 24 hours by confirmation, addressed as set forth below.

If to the Company:

Financial Industries Corporation
6500 River Place Boulevard
Building I
Austin, Texas 78730
Attention:  Associate Counsel
Facsimile No.: (512) 404-5051

If to the Executive:

At the address for the Executive set forth on his signature page hereto; or to such other address as the party to be notified shall have given to the other in accordance with the notice provisions set forth herein.

Section 15.            No Waiver.  No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel to enforce any of the terms of provisions of this Agreement except by written instrument of the party charged with such waiver or estoppel.  No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at any time.

Section 16.            Headings.  The headings contained herein are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

Section 17.            Entire Agreement.  This Agreement supersedes any and all other agreements, either oral or in writing between the parties hereto with respect to the engagement of the Executive by the Company, including, without limitation, the Change of Control Agreement.  This Agreement constitutes the entire agreement and understanding by and between the Executive and the Company with respect to the engagement of the Executive by the Company.  No agreement or representation, oral or otherwise, express or implied, with respect to the subject matter hereof has been made by either party which is not set forth expressly in this Agreement.

Section 18.            Executive Representations.  The Executive hereby represents and warrants to the Company that (a) the Executive has negotiated and entered into this Agreement with the full advice and representation of legal counsel specifically retained for such purpose, (b) the Executive’s execution and delivery of this Agreement and his performance of his duties and obligations hereunder will not conflict with, or cause a default under, or give any party a right to damages under, or to terminate, any other agreement to which the Executive is a party or by which he is bound and (c) there are no agreements or understandings that would make unlawful the Executive’s execution or delivery of this Agreement or his engagement hereunder.

IN WITNESS WHEREOF, the parties have executed this Agreement in one or more counterparts, each of which shall be deemed one and the same instrument, as of the day and year first written above.

AMERICO LIFE CORPORATION		FINANCIAL INDUSTRIES CORPORATION

By:	/s/William Marden	By:	/s/ William B. Prouty
Name:	William Marden	Name:	William B. Prouty
Title:	President	Title:	Chief Executive Officer

EXECUTIVE:

/s/ Michael P. Hydanus
Michael P. Hydanus

Address for Notice:

8 Tiburon Court
The Hills, TX 78738